Exhibit 99.14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our reports, each dated February 14, 2011, relating to the financial statements and financial highlights of Capital Appreciation Variable Account, Global Governments Variable Account, Government Securities Variable Account, High Yield Variable Account, Money Market Variable Account and Total Return Variable Account (collectively, the “Accounts”), and the following series of MFS Variable Insurance Trust II (“Trust II”): MFS Massachusetts Investors Growth Stock Portfolio, MFS Global Governments Portfolio, MFS Government Securities Portfolio, MFS High Yield Portfolio, MFS Money Market Portfolio and MFS Total Return Portfolio (collectively, the “Portfolios”), for the year ended December 31, 2010 appearing in the Annual Reports on Forms N-CSR of the Accounts and Trust II, in the Statement of Additional Information included in this Registration Statement on Form N-14 of Trust II.

We also consent to the incorporation by reference of our report dated February 14, 2011, relating to the financial statements and financial highlights of the Accounts for the year ended December 31, 2010 in the Accounts’ Prospectus and Statement of Additional Information, each dated April 30, 2011, and to the use of our report dated March 28, 2011 (which expresses an unqualified opinion and includes an explanatory paragraph, relating to a Sun Life Assurance Company of Canada (U.S.) (the “Company”) change in accounting method and reporting for other-than-temporary impairments in 2009, as discussed in Note 1, as well as a Company change in accounting and reporting for the fair value measurement of certain assets and liabilities in 2008, as discussed in Note 5), relating to the consolidated financial statements of the Company, all of which are in turn incorporated by reference in the Proxy Statement/Prospectus included in this Registration Statement on Form N-14 of Trust II.

We also consent to the incorporation by reference of our reports, each dated February 14, 2011, relating to the financial statements and financial highlights of the Portfolios for the year ended December 31, 2010 in the Portfolios’ Prospectuses and Trust II’s Statement of Additional Information, each dated April 30, 2011, all of which are in turn incorporated by reference in the Proxy Statement/Prospectus included in this Registration Statement on Form N-14 of Trust II.

We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Independent Registered Public Accounting Firm Fees” in the Proxy Statement/Prospectus, and “Representations and Warranties” (section 4, paragraphs 4.2(d) and 4.3(g)) in the Agreement and Plan of Reorganization, which are part of such Registration Statement.

DELOITTE & TOUCHE LLP

Deloitte & Touche LLP

Boston, Massachusetts

August 19, 2011